Exhibit 10.1

FIRST AMENDMENT TO 2011 SHARE INCENTIVE PLAN
THIS FIRST AMENDMENT (the “First Amendment”) to the 2011 SHARE INCENTIVE PLAN (“Plan”) is executed as of July 10, 2012. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Plan.
RECITALS
WHEREAS, the Board of Trustees of Equity Residential (the “Company”) adopted the Plan on March 24, 2011, which was approved by the shareholders of the Company at the 2011 Annual Meeting of Shareholders.
WHEREAS, the Company desires to amend the Plan to clarify the language regarding the transferability of Options, SARs and Dividend Equivalents.
NOW THEREFORE, the Plan is amended as follows:
1.    Transferability. Paragraph 11(b) of the Plan is deleted in its entirety and the following is substituted therefor:
(b)    Options, SARs and Dividend Equivalents. Options, SARs and Dividend Equivalents granted under the Plan are not transferable except (i) by will or by the laws of descent and distribution or, to the extent not inconsistent with the applicable provisions of the Code, pursuant to a qualified domestic relations order (as that term is defined in the Code); and (ii) a Grantee may transfer all or part of an Option that is not an Incentive Stock Option, or a SAR, to the Grantee’s family members; provided that the transferee thereof shall hold such Option or SAR subject to all of the conditions and restrictions contained herein and otherwise applicable to the Option or SAR, and that, as a condition to such transfer, the Company may require the transferee to agree in writing (in a form acceptable to the Company) that the transfer is subject to such conditions and restrictions. It is the intention of the Company that for purposes of Paragraph 11(b), the term “family member” shall be construed broadly, and include, without limitation, a Grantee’s child, stepchild, grandchild, great-grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, trusts for the benefit of family members, or partnerships or other entities in which the Grantee and/or family members are the only partners or equity owners.
2.    Plan in Full Force and Effect. After giving effect to this First Amendment, the Plan remains in full force and effect.
IN WITNESS WHEREOF, this First Amendment has been executed as of the date first written above.

EQUITY RESIDENTIAL
By: /s/ Bruce C. Strohm
Bruce C. Strohm
Executive Vice President and General Counsel